Exhibit 99.1

UNITY Biotechnology, Inc. Reports Third Quarter 2021 Financial Results and Business Updates

-	UBX1325 Phase 2 study in DME currently enrolling, with additional Phase 2 study in AMD planned for 1H22

-	UNITY to present at invitation-only Eyecelerator innovation conference at AAO

SOUTH SAN FRANCISCO, Calif., November 10, 2021 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the third quarter ended September 30, 2021.

“In our Phase 1 clinical study, UBX1325, a senolytic small molecule working through an entirely new mechanism of action, has shown a favorable safety profile and very promising evidence of biological activity through six months, demonstrating durability,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “As announced yesterday, we share the excitement of the patient and physician community about the potential for UBX1325 as a possible disease-modifying treatment to fill the large and unmet need for options beyond anti-VEGF therapies. Our team continues to advance the UBX1325 program in a Phase 2 proof of concept study currently enrolling patients with diabetic macular edema (DME), and we are using the promising data from patients with age-related macular degeneration (AMD) in the Phase 1 study to inform design of a Phase 2 study in wet AMD to start in the first half of 2022.”

UNITY yesterday released 24-week data from its Phase 1 study of UBX1325 in DME, along with 24-week and 12-week (AMD-only cohort) data in patients with AMD, and will present information about the UBX1325 program at Eyecelerator@AAO 2021 in New Orleans on November 11, 2021, an invitation-only event featuring ophthalmic innovation put on in partnership between the American Academy of Ophthalmology and ASCRS.

Upcoming Milestones

•

UBX1325 Phase 2a proof of concept study in DME had a first patient dosed in June 2021 and is actively recruiting patients, with information about that trial available here. Twelve-week safety and efficacy data are expected in the first half of 2022.

•	UBX1325 Phase 2 proof of concept study in AMD is expected to initate in the first half of 2022, with twelve-week safety and efficacy data expected in the second half of 2022.
•	UBX2050 (Tie2 mAb) and UBX2089 (alpha-Klotho) expected to enter IND-enabling studies in 2022.

Third Quarter Financial Results

Cash, cash equivalents, and marketable securities totaled $88.5 million as of September 30, 2021 compared with $115.6 million as of December 31, 2020. UNITY believes that current cash, cash equivalents, and marketable securities are sufficient to fund operations through the third quarter of 2022.

Operating loss for the three months ended September 30, 2021 was $14.8 million compared to $24.6 million for the three months ended September 30, 2020. Cash used in operations during the nine months ended September 30, 2021 was $40.0 million compared to $61.6 million for the nine months ended September 30, 2020.

Research and development expenses decreased by $9.7 million, to $9.1 million for the three months ended September 30, 2021 from $18.8 million for the three months ended September 30, 2020. The decrease was primarily due to decreases of $4.1 million in net direct research and development expenses mainly due to termination of OA studies, delayed manufacturing and reduction in pre-clinical safety studies, $3.4 million in personnel costs due to reduction in force, $1.2 million in facilities-related costs, $0.8 million in laboratory supplies and $0.2 million in consultant expenses.

General and administrative expenses decreased by $0.8 million, to $5.7 million for the three months ended September 30, 2021 from $6.5 million for the three months ended September 30, 2020. The decrease was primarily due to a decrease of $0.4 million in personnel costs due to reduction in force, $0.3 million in facilities-related costs and $0.1 million in professional fees.

About UBX1325

UBX1325 is an investigational compound being studied for age-related diseases of the eye, including diabetic macular edema (DME), age-related macular degeneration (AMD), and diabetic retinopathy (DR). UBX1325 is a potent small molecule inhibitor of Bcl-xL, a member of the Bcl-2 family of apoptosis-regulatory proteins. UBX1325 is designed to inhibit the function of proteins senescent cells rely on for survival. In preclinical studies, UNITY has demonstrated that targeting Bcl-xL with UBX1325 preferentially eliminates senescent cells from diseased tissue while sparing healthy cells. In its Phase 1 safety trial in patients with advanced DME or wet AMD who were no longer expected to benefit from anti-VEGF therapies, UBX1325 showed a favorable safety and tolerability profile as well as initial evidence of relevant biological efficacy. UNITY’s goal with UBX1325 is to transformationally improve real-world outcomes for patients with DME, AMD, and DR.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, our expectations regarding potential benefits, activity, effectiveness, and safety of UBX1325, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of results of our studies of UBX1325, the timing of the expected commencement, progression, and conclusion of our studies including those of UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of UNITY in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission on November 10, 2021, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$9,081	$18,830	$28,815	$54,218
General and administrative	5,747	6,530	17,952	18,803
Change in fair value of contingent consideration	—	(718)	—	(33)
Impairment of long-lived assets	—	—	—	2,159
Total operating expenses	14,828	24,642	46,767	75,147
Loss from operations	(14,828)	(24,642)	(46,767)	(75,147)
Interest income	20	226	82	1,093
Interest expense	(792)	(499)	(2,351)	(499)
Other income (expense), net	(850)	(2,637)	(996)	296
Net loss	(16,450)	(27,552)	(50,032)	(74,257)
Other comprehensive gain (loss)
Unrealized loss on marketable debt securities	—	(166)	—	(24)
Comprehensive loss	$(16,450)	$(27,718)	$(50,032)	$(74,281)
Net loss per share, basic and diluted	$(0.30)	$(0.52)	$(0.91)	$(1.49)
Weighted-average number of shares used in computing net loss per share, basic and diluted	55,436,444	52,482,200	54,826,481	49,926,396

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$21,994	$17,807
Short-term marketable securities	58,973	79,892
Prepaid expenses and other current assets	3,209	3,167
Restricted cash	550	—
Total current assets	84,726	100,866
Property and equipment, net	10,608	12,627
Operating lease right-of-use assets	21,856	23,509
Long-term marketable securities	7,500	17,871
Restricted cash	896	1,446
Other long-term assets	105	—
Total assets	$125,691	$156,319
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,773	$2,558
Accrued compensation	3,398	5,355
Accrued and other current liabilities	6,861	6,550
Current portion of long-term debt	945	—
Total current liabilities	12,977	14,463
Operating lease liability, net of current portion	30,812	34,468
Long-term debt, net	24,142	24,508
Other long-term liabilities	23	—
Total liabilities	67,954	73,439
Commitments and contingencies
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	447,057	422,379
Related party promissory notes for purchase of common stock	—	(210)
Accumulated other comprehensive gain	6	5
Accumulated deficit	(389,331)	(339,299)
Total stockholders’ equity	57,737	82,880
Total liabilities and stockholders’ equity	$125,691	$156,319

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